Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192835 on Form S-3 of our report dated February 23, 2015, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Wisconsin corporation, and subsidiaries appearing in this Annual Report on Form 10-K of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 23, 2015